UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 25, 2017, Xenon Pharmaceuticals Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with 1st Order Pharmaceuticals, Inc. (“1st Order”) pursuant to which the Company acquired all rights with respect to the investigational compound XEN1101 (previously known as 1OP2198) and all other assets of 1st Order related thereto, including certain regulatory documentation, intellectual property rights, reports, data and all quantities of the XEN1101 compound owned or controlled by 1st Order (collectively referred to as the “Purchased Assets”).  XEN1101 is a next-generation Kv7.2 potassium channel opener that preclinically demonstrated improved pharmacokinetics, selectivity, and pharmacology from a new chemical platform over first-generation potassium channel modulators, such as ezogabine.  XEN1101 was previously acquired by 1st Order from an affiliate of Valeant Pharmaceuticals International, Inc. (“Valeant”).  Pursuant to the terms of the Agreement, the Company also assumed certain obligations due to Valeant from 1st Order pursuant to the terms of their agreement, including potential milestone and royalty payments.

The base purchase price for the Purchased Assets is $0.35 million, and is payable within five days after April 25, 2017.  Additional milestone payments and royalties are potentially payable to both 1st Order and Valeant in connection with the Company’s achievement of certain development, regulatory and sales-based milestone events. In connection with the execution of the Agreement, the Company engaged Christopher Crean, 1st Order’s President and Chief Scientific Officer, as a consultant to provide certain services in connection with the development of XEN1101.

The Agreement contains customary representations, warranties and covenants by the Company and 1st Order.  Each party has agreed, subject to certain conditions and limitations, to indemnify the other party for breaches of representations, warranties and covenants and for losses arising from certain assumed/excluded liabilities, as applicable.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.  A press release issued by the Company on April 26, 2017 regarding the execution of the Agreement, additional details regarding potential milestone payment and royalty obligations and the Company’s development plans for XEN1101 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Xenon Pharmaceuticals Inc. dated April 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenon Pharmaceuticals Inc.

Date: April 26, 2017	By:	/s/ Ian Mortimer
Ian Mortimer
Chief Financial Officer& Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Xenon Pharmaceuticals Inc. dated April 26, 2017.